Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson
Executive Vice President
Chief Financial Officer
(419) 254-6068

Sky Financial Group Reports Fourth Quarter and Year-End Results

January 22, 2004 (Bowling Green, Ohio, NASDAQ: SKYF) Sky Financial Group, Inc. today reported fourth quarter net income of $41.5 million, up 22.2% versus $33.9 million for the fourth quarter last year. Fourth quarter earnings per diluted share were $.45, up 15.4% from $.39 per diluted share for the fourth quarter last year. Annualized return on assets and return on equity for the fourth quarter were 1.29% and 16.82%, respectively, compared with 1.23% and 16.47%, respectively, for the same period last year.

For the full year 2003, net income was $156.6 million, or $1.73 per diluted share, up 22.5% and 13.8%, respectively, from $127.8 million, or $1.52 per diluted share, for the prior year. Return on average assets and return on average equity were 1.29% and 17.23%, respectively, for 2003, versus 1.29% and 17.67%, respectively, for the prior year.

“For Sky, 2003 included significant achievements, strong financial results and, again, new growth opportunities,” stated Marty E. Adams, chairman and chief executive officer. “We continued our success in building our regional financial services model through targeted organic growth and acquisition strategies. We look forward to further enhancing our franchise with the Second Bancorp merger later this year. Our disciplines remain strong in risk management and cost control and we are very pleased to produce strong fourth quarter earnings despite the significantly reduced opportunity for mortgage business.”

Operating earnings, which reflect net income adjusted to exclude merger-related expenses and significant transactions not representative of ongoing operations, were $41.6 million for the fourth quarter, up 12.2% versus $37.0 million for the fourth quarter last year. Operating earnings per diluted share for the fourth quarter were $.45, up 7.1% from $.42 for the fourth quarter last year. For the fourth quarter, on an operating earnings basis, annualized return on assets and return on equity were 1.29% and 16.86%, respectively, compared with 1.34% and 17.97%, respectively for the same period last year.

The current quarter’s results included merger-related expenses for the acquisition of GLB Bancorp of $0.7 million after tax, which were mostly offset by a one-time gain from the sale of a building, which totaled $0.6 million after tax. The fourth quarter last year included $3.1 million, or $.04 per diluted share, of merger-related expenses after tax for the acquisition of Three Rivers Bancorp.

Operating earnings for the year 2003 were $159.0 million, or $1.76 per diluted share, up 18.1% and 10.0%, respectively, from $134.6 million, or $1.60 per diluted share, for the prior year. On an operating basis, return on average assets and return on average equity were 1.31% and 17.49%, respectively, for 2003, versus 1.36% and 18.61%, respectively, for the prior year.

Sky’s operating earnings for the year 2003 excluded after-tax merger-related expenses of $2.3 million, or $.03 per diluted share, for the acquisition of Metropolitan Financial Corp., in addition to the offsetting fourth quarter items discussed above. Operating earnings for 2002 excluded after-tax charges of $6.8 million, or $.08 per diluted share, related to the acquisition of Three Rivers Bancorp and Sky’s implementation of a new technology platform company-wide.

Cash operating earnings, which reflect operating earnings further adjusted to exclude the effects of amortization of intangibles, were $42.8 million, or $.46 per diluted share in the fourth quarter, up 12.7% and 7.0%, respectively, from the fourth quarter last year. On a cash-operating basis, the annualized return on average tangible equity was 22.66% for the fourth quarter compared with 22.51% in the same period last year.

Cash operating earnings for 2003 were $163.5 million, or $1.81 per diluted share, up 19.1% and 11.0%, respectively, from the prior year. On a cash-operating basis, return on average tangible equity was 22.43% for 2003 versus 21.47% for the prior year.

Fourth Quarter Results

Net interest income for the fourth quarter was $110.2 million, up 8.9% from $101.1 million in the fourth quarter last year. The net interest margin for the fourth quarter was 3.70%, unchanged from last quarter and a decrease of 24 basis points from the fourth quarter a year ago. The lower net interest margin from the prior year primarily reflects the impact of the extended low rate environment and the incremental effect from acquisitions.

Average earning assets increased 16.0% over the fourth quarter last year from a combination of organic growth and acquisitions. Average loans for the quarter increased 19.8% from last year with organic growth contributing 5.6% in addition to the acquisitions. Average deposits, excluding time deposits, grew 25.9% from the fourth quarter last year, which included organic growth of 11.8% in addition to the acquisitions. Including time deposits, average total deposits for the fourth quarter were up 13.6% from the fourth quarter last year, but declined 0.9% when the acquisitions were excluded.

Non-interest revenues were $42.8 million for the fourth quarter, down 4.3% from $44.8 million in the fourth quarter last year primarily due to a reduction in mortgage banking revenues. Excluding mortgage banking and net securities transactions, non-interest revenues were up 10.6% with strong gains from the same quarter last year in brokerage and insurance commissions, up 21.6%, trust services income, up 17.4%, and service charges on deposits, up 7.2%. For the quarter, in a less favorable rate environment, mortgage originations declined and mortgage banking revenues were down $8.3 million, or 61.3% from the year-ago quarter. Securities transactions included net gains of $2.3 million in the fourth quarter this year versus net losses of $0.6 million in the fourth quarter last year.

Non-interest expenses for the fourth quarter were $79.6 million, which included $1.1 million of non-recurring merger and integration expenses. Excluding merger and integration expenses, non-interest expenses were $78.5 million compared to $75.0 million in the fourth quarter last year. Expenses have increased over the prior year’s fourth quarter mainly due to the acquisitions of Metropolitan Financial Corp., GLB Bancorp., and an insurance agency during the year, and expenses to support revenue growth. The efficiency ratio, on an operating basis excluding the merger related expenses, was 51.44% for the quarter, compared to 51.13% for the same quarter last year.

Credit Quality

The provision for credit losses for the fourth quarter was $11.9 million decreasing from $15.1 million in the same quarter last year. The lower provision compared to the fourth quarter last year was due to lower net charge-offs and less growth in the loan portfolio. Net credit losses to average loans for the quarter were .44% down from .55% for the fourth quarter last year. At December 31, 2003, non-performing loans to total loans was .88% versus .89% a year ago and the allowance for credit losses to non-performing loans was 175% versus 173% last year. Non-performing loans for the fourth quarter continue to reflect the non-accrual status of loans with payments guaranteed by surety bonds or insurance policies issued by three insurance companies, which remain in litigation. Sky continues to believe that, under the terms of the bonds, the credits are well secured and the prospects for collection are strong.

Sky Financial Solutions

For the fourth quarter, Sky Financial Solutions (SFS) reported net income of $1.9 million, up from $0.2 million in the fourth quarter last year. With the SFS loan portfolio totaling $790 million at year-end, SFS has reported increased profitability for five consecutive quarters.

Continued Expansion

On January 5, 2004, Sky completed the acquisition and merger into Sky Insurance of Spencer-Patterson Agency, Inc., a full-service agency based in Findlay, Ohio.

On January 8, 2004, Sky announced a definitive agreement to acquire Second Bancorp, Incorporated, with headquarters located in Warren, Ohio, and its wholly-owned subsidiary Second National Bank. With $2.1 billion in assets, Second operates 33 full-service branches and six loan production offices in a nine county area of Northeastern Ohio. The merger is expected to close in the second quarter of 2004, and upon completion, the combined companies will have approximately $15.0 billion in total assets, and $10.0 billion in total deposits.

Outlook For 2004

Commenting on 2004, Kevin Thompson, chief financial officer stated, “While we anticipate next year’s business environment to continue presenting many challenges for the financial services industry and Sky, we expect our earnings growth momentum to produce another year of solid performance. Including our pending acquisition of Second Bancorp, we currently project 2004 diluted earnings per share on an operating basis, excluding merger related expenses, of $1.86 to $1.93, and on a net income, or GAAP basis, of $1.82 to $1.89 per diluted share.”

Conference Call

Today, January 22, 2004 at 11 a.m., Adams, and Thompson will host a conference call to provide an overview of fourth quarter performance and a business outlook. Participants are encouraged to call in beginning at 10:45 a.m. by dialing 1-800-289-0529 (confirmation code: 138006). A simultaneous web cast of the conference call will also be available and can be accessed via the Investor Relations section of the Sky website at www.skyfi.com. A replay of the call will be available beginning 7:00 p.m. on January 22, 2004 by calling 1-888-203-1112 (confirmation code: 138006). The event will also be archived on the Sky website indefinitely.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “operating earnings,” which exclude merger-related expenses, as well as significant gains, losses or expenses that are not reflective of on-going operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and that are subject to a number of risks and uncertainties. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction to be filed by Sky Financial Group, Inc. and Second Bancorp Incorporated when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Sky and Second Bancorp, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus also can be obtained, without charge, by directing a request to Sky Financial Group, Inc., 10 East Main Street, Salineville, Ohio 43945 Attention: Shareholder Relations (800-576-5007), or to Second Bancorp Incorporated, 108 Main Avenue, S.W., Warren, Ohio 44481, Attention: Executive Vice President and Secretary.

About Sky Financial Group, Inc.

Sky Financial Group is a $12.9 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 50 largest publicly-held bank holding companies in the nation. Sky operates over 260 financial centers and over 280 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, an asset management organization; Sky Financial Solutions, specialized healthcare financing; Sky Access, Internet services; and Sky Insurance and Meyer & Eckenrode Insurance Group, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended December 31,		Percent Change
	2003	2002
Interest income	$168,538	$166,264	1.4%
Interest expense	58,369	65,131	(10.4)

Net interest income	110,169	101,133	8.9

Provision for credit losses	11,943	15,101	(20.9)

Net interest income after provision for credit losses	98,226	86,032	14.2

Non-interest income
Trust services income	3,773	3,214	17.4
Service charges and fees on deposit accounts	10,182	9,498	7.2
Mortgage banking income	5,231	13,523	(61.3)
Brokerage and insurance commissions	11,233	9,240	21.6
Net securities gains (losses)	2,345	(631)	471.6
Other income	10,059	9,907	1.5

Total non-interest income	42,823	44,751	(4.3)

Non-interest expenses
Salaries and employee benefits	41,391	41,994	(1.4)
Occupancy and equipment expense	13,637	11,907	14.5
Merger, integration and restructuring expense	1,091	4,784	(77.2)
Other operating expenses	23,519	21,052	11.7

Total non-interest expense	79,638	79,737	(0.1)

Income before income taxes	61,411	51,046	20.3
Income taxes	19,943	17,108	16.6

Net income	$41,468	$33,938	22.2

SHARE DATA:
Basic earnings per share	$0.45	$0.39	15.4
Diluted earnings per share	0.45	0.39	15.4
Cash dividend declared per common share	0.21	0.20	—
Average shares outstanding
Basic	92,019,000	86,874,000	—
Diluted	93,122,000	87,342,000	—

PERFORMANCE RATIOS:
Return on average equity	16.82%	16.47%	—
Return on average assets	1.29	1.23	—
Efficiency ratio	51.83	54.39	—
Net interest margin (FTE)	3.70	3.94	—

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Twelve Months Ended December 31,		Percent Change
(Dollars in thousands, except per share data)	2003	2002
Interest income	$662,935	$625,906	5.9%
Interest expense	242,732	264,221	(8.1)

Net interest income	420,203	361,685	16.2

Provision for credit losses	42,712	43,577	(2.0)

Net interest income after provision for credit losses	377,491	318,108	18.7

Non-interest income
Trust services income	14,348	13,479	6.4
Service charges and fees on deposit accounts	38,207	34,499	10.7
Mortgage banking income	47,832	28,626	67.1
Brokerage and insurance commissions	42,686	36,848	15.8
Net securities gains (losses)	871	2,479	(64.9)
Other income	37,406	33,950	10.2

Total non-interest income	181,350	149,881	21.0

Non-interest expenses
Salaries and employee benefits	172,842	151,692	13.9
Occupancy and equipment expense	51,404	40,177	27.9
Merger, integration and restructuring expense	4,577	10,437	(56.1)
Other operating expenses	94,946	74,508	27.4

Total non-interest expense	323,769	276,814	17.0

Income before income taxes	235,072	191,175	23.0
Income taxes	78,455	63,368	23.8

Net income	$156,617	$127,807	22.5

SHARE DATA:
Basic earnings per share	$1.75	$1.53	14.4
Diluted earnings per share	1.73	1.52	13.8
Cash dividend declared per common share	0.81	0.77	—
Average shares outstanding
Basic	89,630,000	83,439,000	—
Diluted	90,404,000	84,096,000	—

PERFORMANCE RATIOS:
Return on average equity	17.23%	17.67%	—
Return on average assets	1.29	1.29	—
Efficiency ratio	53.55	51.75	—
Net interest margin (FTE)	3.74	3.93	—

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31,		Percent Change
	2003	2002
Cash and due from banks	$264,778	$253,172	4.6
Interest-earning deposits with banks	100,475	61,345	63.8
Federal funds sold	—	11,100	(100.0)
Loans held for sale	21,091	69,333	(69.6)
Securities available for sale	2,511,369	2,247,181	11.8
Total loans	9,385,028	7,885,521	19.0
Allowance for credit losses	(144,749)	(121,372)	19.3

Net loans	9,240,279	7,764,149	19.0
Premises and equipment	154,242	133,356	15.7
Other assets	604,260	474,307	27.4

Total Assets	$12,896,494	$11,013,943	17.1

Total interest-earning assets	$12,017,963	$10,274,480	17.0

Non-interest-bearing deposits	$1,232,591	$997,017	23.6
Interest-bearing deposits	7,282,261	6,618,403	10.0

Total deposits	8,514,852	7,615,420	11.8
Repos and federal funds purchased	994,896	795,125	25.1
Debt and FHLB advances	2,226,752	1,600,750	39.1
Other liabilities	161,418	170,215	(5.2)
Shareholders’ equity	998,576	832,433	20.0

Total Liabilities and Shareholders’ Equity	$12,896,494	$11,013,943	17.1

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME

(Dollars in thousands)

	2003				2002
	4th	3rd qtr	2nd qtr	1st qtr	4th qtr
Fully taxable equivalent interest income	$169,186	$170,055	$168,060	$158,753	$166,980

Interest income	$168,538	$169,127	$167,235	$158,035	$166,264
Interest expense	58,369	61,084	62,797	60,482	65,131

Net interest income	110,169	108,043	104,438	97,553	101,133

Provision for credit losses	11,943	10,011	10,573	10,185	15,101

Net interest income after provision for credit losses	98,226	98,032	93,865	87,368	86,032

Non-interest income
Trust services income	3,773	3,585	3,652	3,339	3,214
Service charges and fees on deposit accounts	10,182	9,932	9,489	8,604	9,498
Mortgage banking income	5,231	19,359	13,884	9,358	13,523
Brokerage and insurance commissions	11,233	10,047	10,815	10,591	9,199
Net securities gains (losses)	2,345	(2,034)	83	478	(631)
Other income	10,059	9,706	9,659	7,979	9,948

Total non-interest income	42,823	50,595	47,582	40,349	44,751

Non-interest expenses
Salaries and employee benefits	41,391	47,711	43,225	40,514	41,994
Occupancy and equipment expense	13,637	13,298	12,254	12,216	11,907
Merger, integration and restructuring expense	1,091		3,486		4,784
Other operating expenses	23,519	25,197	25,736	20,493	21,052

Total non-interest expense	79,638	86,206	84,701	73,223	79,737

Income before income taxes	61,411	62,421	56,746	54,494	51,046
Income taxes	19,943	20,853	19,236	18,423	17,108

Net income	$41,468	$41,568	$37,510	$36,071	$33,938

Operating earnings	$41,570	$41,568	$39,776	$36,071	$37,048

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS:

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
ACTUAL
Return on average equity	16.82%	18.00%	16.78%	17.37%	16.47%
Return on average assets	1.29	1.31	1.24	1.33	1.23
Net interest rate spread	3.42	3.42	3.43	3.55	3.59
Net interest rate margin (FTE)	3.70	3.70	3.73	3.87	3.94
Efficiency ratio	51.83	54.03	55.42	52.82	54.39

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
OPERATING *
Return on average equity	16.86%	18.00%	17.80%	17.37%	17.97%
Return on average assets	1.29	1.31	1.31	1.33	1.34
Efficiency ratio	51.44	54.03	53.14	52.82	51.13

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
CASH OPERATING*
Return on average tangible equity	22.10%	23.61%	22.74%	21.27%	22.00%
Return on average assets	1.35	1.37	1.37	1.38	1.39

SHARE DATA:
	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Earnings per share
Basic	$0.45	$0.46	$0.42	$0.41	$0.39
Diluted	0.45	0.46	0.42	0.41	0.39

Operating earnings per share*
Basic	0.45	0.46	0.45	0.41	0.43
Diluted	0.45	0.46	0.44	0.41	0.42

Cash dividend declared per common share	0.21	0.20	0.20	0.20	0.20

Book value per share	10.80	10.31	10.16	9.67	9.54

Book value calculation shares outstanding	92,459,000	90,383,000	90,070,000	87,082,000	87,277,000

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Cash and due from banks	$219,156	$218,458	$197,463	$196,300	$208,787
Interest-earning deposits with banks	89,820	72,304	61,588	59,314	51,714
Federal funds sold	8,497	1,337	1,084	1,831	19,853
Loans held for sale	20,577	70,731	79,911	74,839	82,097
Securities available for sale	2,508,711	2,499,421	2,497,796	2,254,581	2,361,319
Total loans	9,266,802	9,055,317	8,693,826	7,904,048	7,736,515
Allowance for credit losses	(142,891)	(141,782)	(134,364)	(122,292)	(118,327)

Net loans	9,123,911	8,913,535	8,559,462	7,781,756	7,618,188
Premises and equipment	154,769	153,393	155,628	132,233	134,302
Other assets	640,684	661,098	593,339	493,758	483,547

Total Assets	$12,766,125	$12,590,277	$12,146,271	$10,994,612	$10,959,807

Total interest-earning assets	$11,894,407	$11,699,110	$11,334,205	$10,294,613	$10,251,498

Non-interest-bearing deposits	$1,217,512	$1,186,871	$1,088,973	$955,906	$1,000,725
Interest-bearing deposits	7,427,640	7,541,423	7,367,482	6,825,313	6,610,676

Total deposits	8,645,152	8,728,294	8,456,455	7,781,219	7,611,401
Repos and federal funds purchased	917,789	824,163	882,223	772,361	821,141
Debt and FHLB advances	2,082,172	1,973,322	1,783,806	1,462,734	1,568,549
Other liabilities	142,688	148,189	127,273	135,998	140,966
Shareholders’ equity	978,324	916,309	896,514	842,300	817,750

Total Liabilities and Shareholders’ Equity	$12,766,125	$12,590,277	$12,146,271	$10,994,612	$10,959,807

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Cash and due from banks	$264,778	$196,059	$293,205	$246,407	$253,172
Interest-earning deposits with banks	100,475	82,375	69,889	59,715	61,345
Federal funds sold	—	—	—	—	11,100
Loans held for sale	21,091	35,560	110,326	111,579	69,333
Securities available for sale	2,511,369	2,573,009	2,551,690	2,464,445	2,247,181
Total loans	9,385,028	9,079,479	9,062,864	7,964,767	7,885,521
Allowance for credit losses	(144,749)	(141,353)	(140,965)	(123,114)	(121,372)

Net loans	9,240,279	8,938,126	8,921,899	7,841,653	7,764,149
Premises and equipment	154,242	153,164	154,117	131,193	133,356
Other assets	604,260	640,314	625,935	491,620	474,307

Total Assets	$12,896,494	$12,618,607	$12,727,061	$11,346,612	$11,013,943

Total interest-earning assets	$12,017,963	$11,770,423	$11,794,769	$10,600,506	$10,274,480

Non-interest-bearing deposits	$1,232,591	$1,157,822	$1,207,755	$1,004,152	$997,017
Interest-bearing deposits	7,282,261	7,453,863	7,500,580	6,966,328	6,618,403

Total deposits	8,514,852	8,611,685	8,708,335	7,970,480	7,615,420
Repos and federal funds purchased	994,896	780,608	949,401	975,832	795,125
Debt and FHLB advances	2,226,752	2,129,805	1,948,730	1,404,980	1,600,750
Other liabilities	161,418	164,565	205,585	153,018	170,215
Shareholders’ equity	998,576	931,944	915,010	842,302	832,433

Total Liabilities and Shareholders’ Equity	$12,896,494	$12,618,607	$12,727,061	$11,346,612	$11,013,943

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ASSET QUALITY (Unaudited)

(Dollars in thousands)

ASSET QUALITY DATA:

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-accrual loans	$81,979	$87,188	$86,793	$62,257	$66,855
Restructured loans	599	1,245	1,266	1,291	3,203

Total non-performing loans	82,578	88,433	88,059	63,548	70,058
Other real estate owned	10,441	7,583	6,840	4,679	4,178

Total non-performing assets	$93,019	$96,016	$94,899	$68,227	$74,236

Loans 90 days or more past due & still accruing	$14,080	$12,623	$12,189	$13,434	$12,458
Net charge-offs	10,228	9,624	7,927	8,443	10,724
Allowance for credit losses	144,749	141,353	140,965	123,114	121,372

ASSET QUALITY RATIOS:

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Non-accrual loans to total loans	0.87%	0.96%	0.96%	0.78%	0.85%
Non-performing loans to total loans	0.88	0.97	0.97	0.80	0.89
Non-performing assets to total loans plus other real estate owned	0.99	1.06	1.05	0.86	0.94
Loans 90 days or more past due and still accruing to total loans	0.15	0.14	0.13	0.17	0.16
Net charge-offs to average loans	0.44	0.42	0.37	0.43	0.55
Allowance for credit losses to non-performing loans	175.29	159.84	160.08	193.73	173.25
Allowance for credit losses to non-performing assets	155.61	147.22	148.54	180.45	163.49
Allowance for credit losses to total loans	1.54	1.56	1.56	1.55	1.54

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

YEAR TO DATE AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31,		Percent Change
	2003	2002
Cash and due from banks	$207,936	$206,273	0.8%
Interest-earning deposits with banks	70,844	42,588	66.3
Federal funds sold	3,200	11,180	(71.4)
Loans held for sale	61,391	49,537	23.9
Securities available for sale	2,440,986	2,197,795	11.1
Total loans	8,734,623	6,973,039	25.3
Allowance for credit losses	(135,406)	(110,242)	22.8

Net loans	8,599,217	6,862,797	25.3
Premises and equipment	147,381	119,408	23.4
Other assets	599,496	399,681	50.0

Total Assets	$12,130,451	$9,889,259	22.7

Total interest-earning assets	$11,311,044	$9,274,139	22.0

Non-interest-bearing deposits	$1,113,236	$864,115	28.8
Interest-bearing deposits	7,292,802	6,152,391	18.5

Total deposits	8,406,038	7,016,506	19.8
Repos and federal funds purchased	849,464	732,230	16.0
Debt and FHLB advances	1,827,610	1,298,795	40.7
Other liabilities	138,583	118,486	17.0
Shareholders’ equity	908,756	723,242	25.7

Total Liabilities and Shareholders’ Equity	$12,130,451	$9,889,259	22.7

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

YEAR TO DATE PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS:

	December 31,
	2003	2002
ACTUAL
Return on average equity	17.23%	17.67%
Return on average assets	1.29	1.29
Net interest rate spread	3.54	3.55
Net interest rate margin (FTE)	3.74	3.93
Efficiency ratio	53.55	53.78

	December 31,
	2003	2002
OPERATING *
Operating earnings	$158,985	$134,591
Return on average equity	17.50	18.61
Return on average assets	1.31	1.36
Efficiency ratio	52.87	51.75

	December 31,
	2003	2002
CASH OPERATING*
Return on average tangible equity	22.43%	21.47%
Return on average tangible assets	1.37	1.40

SHARE DATA:
	December 31,
	2003	2002
Earnings per share
Basic	$1.75	$1.53
Diluted	1.73	1.52

Operating earnings per share*
Basic	1.77	1.61
Diluted	1.76	1.60

Cash dividend declared per common share	0.81	0.77

Book value per share	10.80	9.56

Book value calculation shares outstanding	92,459,000	87,277,000

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

YEAR TO DATE ASSET QUALITY (Unaudited)

(Dollars in thousands)

ASSET QUALITY DATA:

	December 31,		Percent Change
	2003	2002
Non-accrual loans	$81,979	$66,855	22.6%
Restructured loans	599	3,203	(81.3)

Total non-performing loans	82,578	70,058	17.9
Other real estate owned	10,441	4,178	149.9

Total non-performing assets	$93,019	$74,236	25.3

Loans 90 days or more past due & still accruing	$14,080	$12,458	13.0
Net charge-offs	36,221	32,604	11.1
Allowance for credit losses	144,749	121,372	19.3

ASSET QUALITY RATIOS:

	December 31,
	2003	2002
Non-accrual loans to total loans	0.87%	0.85%
Non-performing loans to total loans	0.88	0.89
Non-performing assets to total loans plus other real estate owned	0.99	0.94
Loans 90 days or more past due and still accruing to total loans	0.15	0.16
Net charge-offs to average loans	0.42	0.47
Allowance for credit losses to non-performing loans	175.29	173.25
Allowance for credit losses to non-performing assets	155.61	163.5
Allowance for credit losses to total loans	1.54	1.54

press release 4th qtr 2003

SKY FINANCIAL GROUP, INC.

NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Operating earnings are net income adjusted to exclude the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Cash operating earnings are operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both operating earnings and cash operating earnings assist the investor in understanding the impact of acquisition activity on reported results.

Operating earnings

The following reconciles GAAP net income to operating earnings for the twelve months ended December 31, 2003 and 2002 as well as for each of the five quarters presented in these tables:

	December 31,
	2003	2002
Net income	$156,617	$127,807

Merger, integration and restructuring expense	4,577	10,437
Non-operating gains	(934)
Tax effect	(1,275)	(3,653)

After-tax non-operating items	2,368	6,784

Operating earnings	$158,985	$134,591

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Net income	$41,468	$41,568	$37,510	$36,071	$33,938

Merger, integration and restructuring expense	1,091		3,486		4,784
Non-operating gains	(934)
Tax effect	(55)		(1,220)		(1,674)

After-tax non-operating items	102		2,266	—	3,110

Operating earnings	$41,570	$41,568	$39,776	$36,071	$37,048

Non-operating items in 2003 reflect the impact of merger, integration and restructuring charges for the acquisitions of Metropolitan Financial Corp. and GLB Bancorp, Inc. in the second and fourth quarters, respectively. The nonoperating gain recognized in the fourth quarter of 2004 relates to a gain on the sale of a building.

Non-operating items in 2002 reflect the impact of merger, integration and restructuring charges for both Sky Financial’s acquisition of Three Rivers recorded in the fourth quarter and the new technology platform implementation recorded in the second quarter.

Operating earnings is used as the numerator to calculate operating return on average assets, operating return on average equity and operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

press release 4th qtr 2003

Cash operating earnings

The following reconciles operating earnings to cash operating earnings for the twelve months ended December 31, 2003 and 2002 as well as for each of the five quarters presented in these tables:

	December 31,
	2003	2002
Operating earnings	$158,985	$134,591

Amortization of core deposits and other intangible assets	6,895	4,032
Tax effect	(2,413)	(1,411)

After-tax non-operating items	4,482	2,621

Cash operating earnings	$163,467	$137,212

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Operating earnings	$41,570	$41,568	$39,776	$36,071	$37,048

Amortization of core deposits and other intangible assets	1,903	1,869	1,705	1,418	1,452
Tax effect	(666)	(654)	(597)	(496)	(508)

After-tax non-operating items	1,237	1,215	1,108	922	944

Cash operating earnings	$42,807	$42,783	$40,884	$36,993	$37,992

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. The comparable GAAP information is also included in the tables.

press release 4th qtr 2003

The following table reconciles average GAAP equity to average tangible equity for the years ended December 31, 2003 and 2002, as well as for each of the period ends presented in the tables.

	December 31,
	2003	2002
Average GAAP equity	$908,756	$723,350

Goodwill	147,370	64,404
Core deposits and other intangibles	50,375	30,673
Deferred taxes	(17,631)	(10,736)

	180,114	84,341

Average tangible equity	$728,642	$639,009

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Average GAAP equity	$978,324	$916,309	$896,514	$842,300	$817,750

Goodwill	174,660	162,568	142,630	108,731	103,442
Core deposits and other intangibles	54,176	53,626	50,191	43,353	44,724
Deferred taxes	(18,962)	(18,769)	(17,567)	(15,174)	(15,654)

	209,874	197,425	175,254	136,910	132,512

Average tangible equity	$768,450	$718,884	$721,260	$705,390	$685,238

The following table reconciles average GAAP assets to average tangible assets for the years ended December 31, 2003 and 2002, as well as for each of the period ends presented in the tables.

	December 31,
	2003	2002
Average GAAP assets	$12,130,451	$9,889,259

Goodwill	147,370	64,404
Core deposits and other intangibles	50,375	30,673
Deferred taxes	(17,631)	(10,736)

	180,114	84,341

Average tangible assets	$11,950,337	$9,804,918

	2003				2002
	4th qtr	3rd qtr	2nd qtr	1st qtr	4th qtr
Average GAAP assets	$12,766,125	$12,590,277	$12,146,271	$10,994,612	$10,959,807

Goodwill	174,660	162,568	142,630	108,731	103,442
Core deposits and other intangibles	54,176	53,626	50,191	43,353	44,724
Deferred taxes	(18,962)	(18,769)	(17,567)	(15,174)	(15,654)

	209,874	197,425	175,254	136,910	132,512

Average tangible assets	$12,556,251	$12,392,852	$11,971,017	$10,857,702	$10,827,295